EXHIBIT 10.1

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                        InterWorld Holdings, L.L.C.,
                                 the Buyer
                                    and
                             IW HOLDINGS, INC.,
                                 the Seller
                        ________________________________

                          ASSET PURCHASE AGREEMENT
                        ________________________________

                         Dated as of September 9, 2004

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                         ASSET PURCHASE AGREEMENT

     ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of this 9th day of September 2004, by and between INTERWORLD HOLDINGS, L.L.C., a Delaware limited liability company (the "Buyer"), and IW HOLDINGS, INC., a Delaware corporation (the "Seller").

                           W I T N E S S E T H :
                           _ _ _ _ _ _ _ _ _ _

     WHEREAS, the Seller is engaged in the business of developing, marketing and selling computer software solutions for its customers, using its own technology and services, and/or the technology or services of third parties (the "Business"); and

     WHEREAS, the Buyer has been formed by Robert Weis ("Weis"), the Vice President of the Seller, in order to purchase the Business; and

     WHEREAS, Weis is the Manager and sole member of the Buyer; and

     WHEREAS, the Seller and its parent, J Net Enterprises, Inc. ("J Net"), have determined to divest the Business; and in connection therewith, the Seller has agreed to sell all of the assets and properties of the Business, and the Business as a going concern, to the Buyer, and the Buyer has agreed to purchase such assets and properties, and the Business as a going concern, all upon the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereby covenant and agree as follows:

     1.  ASSETS.
         ______

         1.1 Acquired Assets. Subject to the terms and conditions of this Agreement, on the Closing Date (as such term is hereinafter defined), the Seller shall sell, transfer and deliver to the Buyer, and the Buyer shall purchase and receive from the Seller, all of the assets, properties, improvements and business owned by the Seller and exclusively utilized in and/or relating to the Business (other than the Excluded Assets, as such term is hereinafter defined), as same are constituted on the Closing Date (collectively, the "Assets"), in each case free and clear of all liens, pledges, claims, security interests and encumbrances of every kind and nature, including, but not limited to, the following:

              (a) All tangible fixed assets, furniture, fixtures, machinery, equipment, tools, computers, computer systems, supplies and vehicles utilized in and/or related to the Business, all such assets, furniture, fixtures, machinery, equipment, tools, computers, computer systems, supplies and vehicles being listed in Schedule 1.1(a) annexed hereto (collectively, the "Fixed Assets");

              (b) All inventory (whether raw materials, work in process or finished goods) and supplies utilized in and/or relating to the Business;

              (c) Any and all prepaid expenses (including, without limitation, any equipment leases being assumed by the Buyer), down payments, customer deposits, and all notes and accounts receivable, contract rights and other rights to receive payment for products sold and/or services rendered (including, without limitation, any outstanding purchase and sale orders) of the Business;

              (d) The trade names, trademarks, service marks, patents (and applications thereof), copyrights, domain names and URLs, and artwork listed in Schedule 1.1(d) annexed hereto;

              (e) All customer lists, supplier lists, price lists, sales data, quality control records, secrecy agreements, trade secrets, marketing and technical information, and other such knowledge and information constituting the "know-how" used or usable in the Business, and the goodwill of the Business;

              (f) All contract rights, commitments and claims of the Business including, without limitation, all manufacturing and distribution contracts, all customer contracts, real property leases, equipment leases, vehicle leases, operating leases, service contracts, licenses or license agreements (including, with limitation those relating to patents, trademarks or other intangibles), and any security deposits under any of the foregoing;

              (g) to the extent transferable, all governmental and other registrations, licenses, approvals and permits utilized in the Business;

              (h) All books, records, software programs, printouts, drawings, data, files, notes, notebooks, accounts, invoices, correspondence, memoranda and other material information relating to the Assets and/or the Business; provided, however, that the Seller may retain copies of all historical financial records of the Business; and

              (i) All other rights and assets of any kind, tangible or intangible, utilized in and/or relating to the Business, whether or not reflected in the Seller's financial statements or on its books and records listed in Schedule 1.1(i) annexed hereto.

         1.2 Excluded Assets. Notwithstanding anything in this Agreement to the contrary, the Assets shall not include, and the Seller shall retain,
(a) all rights to any tax refunds of the Seller, (b) the Seller's stock record books, minute books and tax returns, (c) all of the Seller's rights under this Agreement and the Assumption Agreement (as such terms are defined herein), and (d) the Seller's insurance policies (collectively, the "Excluded Assets").

     2.  LIABILITIES.
         ___________

         2.1 Assumed Liabilities. Subject to the terms and conditions of this Agreement, on the Closing Date, the Buyer shall assume all liabilities and obligations associated with the performance and maintenance of, or compliance with, as applicable, the contracts, leases, registrations, licenses, approvals and permits acquired pursuant to Section 1.1 above and listed in Schedule 2.1 annexed hereto (collectively, but subject to the following proviso, the "Assumed Liabilities").

         2.2 Excluded Liabilities. Except for those specific Assumed Liabilities described in Section 2.1 above, the Buyer will not assume, and hereby expressly disclaims any assumption of, any debts, liabilities or obligations (absolute or contingent) of any kind of the Sellers, including but not limited to (a) liabilities or obligations of any kind in respect of any past or present Stockholder, directors, officers, employees or consultants of the Sellers, whether under any contract or agreement, pursuant to any pension plan or employee benefit or welfare plan, or otherwise, (b) liabilities or obligations relating to any employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), oral or written retirement or deferred compensation plan, incentive compensation plan, stock plan, consulting agreement, unemployment compensation plan, severance plan, bonus plan, stock compensation plan or any other type or form of similar employee-related (or independent contractor-related) arrangement, program, policy, plan or agreement maintained or contributed to by the Seller or any Affiliate for the benefit of or in agreement with any employee or independent contractor of the Seller or any Affiliate (each of such arrangements, programs, policies, plans or agreements hereinafter being referred to as an "Employee Benefit Plan"), (c) any obligations or liabilities in respect of any unfunded pension or retirement benefits, or in respect of any funding obligations to, or transactions in or relating to any trust funds under, any pension, employee benefit or retirement plans now or heretofore maintained by or on behalf of the Seller for the benefit of any past or present employees, (d) liabilities or obligations relating to recapture of any depreciation deduction or investment tax credit of the Seller, and/or (e) liabilities or obligations relating to or arising out of any pending claims, actions, arbitrations and/or other proceedings against or with respect to the Seller.

     3.  PURCHASE PRICE.
         ______________

         3.1 Consideration to the Seller. The purchase price for the Assets (the "Purchase Price") shall be equal to (a) Five Hundred Thirty-our Thousand Dollars ($534,000), which shall be payable by delivery to the Seller of a promissory note (the "Note") substantially in the form attached hereto as Exhibit A, plus (b) membership interests (the "Membership Interest") in the Buyer representing 19.9% of the fully diluted equity interest in the Buyer. The foregoing purchase price for the Assets shall be in addition to the assumption of the Assumed Liabilities set forth in
Section 2.1 above.

         3.2  Allocation of Consideration.  The Purchase Price specified in
Section 3.1 above shall be allocated, as among the Assets, in accordance with Schedule 3.2 annexed hereto, and the parties shall abide by such allocations in all tax filings and other reports which the parties shall make or render.

         3.3 Sales Taxes. To the extent that any sales or use taxes may be payable in respect of the transactions pursuant to this Agreement, such sales and use taxes shall be reported and paid by the party upon whom taxes are imposed by law in a timely manner.

     4.  REPRESENTATIONS AND WARRANTIES OF THE SELLER.
         ____________________________________________

     In connection with the sale of the Assets to the Buyer, except as disclosed in the Schedules annexed hereto, the Seller hereby represents and warrants to the Buyer as follows:

         4.1 Organization and Qualification. The Seller is a corporation duly organized and validly existing under the laws of the State of Delaware, with full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and to own the Assets and conduct the Business as owned and conducted on the date hereof. The Seller is duly qualified to do business as a foreign corporation under the laws of each jurisdiction where the nature of the Business or the location of the Assets makes such qualification necessary and the failure to be so qualified would have a material adverse effect on the Seller, the Assets or the Business.

         4.2 Authorization of Agreement. The execution, delivery and performance of this Agreement and the Bill of Sale, and the consummation of the transactions contemplated hereby and thereby by the Seller has been duly and validly authorized by the Board of Directors and the sole stockholder of the Seller and the Seller has the full legal right, power and authority to execute and deliver this Agreement and the Bill of Sale, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. No further corporate authorization is required on the part of the Seller to consummate the transactions contemplated hereby.

         4.3 Valid and Binding Agreements. This Agreement and, when executed and delivered, the Bill of Sale, constitute and will constitute the legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms, except, in each case, to the extent limited by bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally, and except that the remedy of specific performance or similar equitable relief is available only at the discretion of the court before which enforcement is sought.

         4.4  No Breach of Statute or Contract.  Except as set forth on
Schedule 4.4 annexed hereto, neither the execution and delivery of this Agreement or the Bill of Sale by the Seller, nor compliance with the terms and provisions of such agreements, on the part of the Seller, will: (a) violate any statute or regulation of any governmental authority, domestic or foreign, affecting the Seller, (b) require the issuance of any authorization, license, consent or approval of any federal or state governmental agency or any other person; or (c) conflict with or result in a breach of any of the terms, conditions or provisions of the Articles of Incorporation or By-laws of the Seller, or any judgment, order, injunction, decree, lease, note, indenture, loan or other agreement or instrument to which the Seller is a party, or by which the Seller is bound, or constitute a default thereunder.

         4.5 Ownership of Business. No portion of the Business is owned or operated by any person or entity other than the Seller.

         4.6 Financial Information. The balance sheets, and statements of income, changes in cash flows and stockholders' equity relating to the Seller annual reports, quarterly reports, proxy statements and other reports (collectively, the "SEC Documents") filed by J Net under the Securities Exchange Act of 1934, as amended, through the date hereof, each as filed with the Securities and Exchange Commission fairly present the financial condition and results of operations of the Seller as of their respective dates and for the periods presented, and have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods (and, in the case of unaudited financial information, on a basis consistent with year-end audits).

         4.7  No Material Changes.  Except as and to the extent described in
Schedule 4.7 annexed hereto (which Schedule may make reference to any other Schedule hereto or to any other document(s) referred to in this Agreement which has heretofore been delivered to the Buyer), and/or in the Seller SEC Documents, since June 30, 2003, the Business has been operated only in the ordinary course, and there has not been any event or condition arising from or out of the operation of the Seller which has or will materially and adversely affect the business, financial condition, results of operations or prospects of the Business.

         4.8  Tax Returns and Tax Audits.
              __________________________

              (a) The Seller has, to the date hereof, filed all federal, state and local tax reports and tax returns required to be filed by the Seller, and the Seller has paid all taxes, assessments and other impositions with respect to the Seller and its income as and to the extent required by applicable federal, state and local law. All taxes and other assessments and levies which the Seller is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper governmental authorities to the extent due and payable on or before the date hereof. There are no outstanding or pending claims, deficiencies or assessments for taxes, interest or penalties with respect to any taxable period of the Seller. The Seller will, from time to time from and after the date hereof, provide to the Buyer and its representatives, upon request therefor, copies of any and all tax reports and/or tax returns heretofore filed by the Seller.

              (b) There are no audits pending with respect to any federal, state or local tax reports or tax returns of the Seller, and no waiver of statutes of limitations have been given or requested with respect to any tax years or tax filings of the Seller.

         4.9 Personal Property; Liens. Except as set forth on Schedule 4.9 annexed hereto, the Seller has and owns good, marketable and indefeasible title to the Fixed Assets utilized in the Business, free and clear of all liens, pledges, claims, security interests and encumbrances whatsoever, except for: (a) rights of lessors in respect of any Fixed Assets which are leased by the Seller (which leased Fixed Assets are specifically listed as such in Schedule 1.1(a) annexed hereto); (b) liens which solely secure the deferred purchase price of machinery, equipment, vehicles and/or other Fixed Assets, as indicated on Schedule 1.1(a); (c) liens in respect of any Fixed Assets for current taxes not yet due and payable or which are being contested in good faith by appropriate proceedings; and (d) liens, pledges, claims, security interests, encumbrances, conditions or restrictions in respect of Fixed Assets which are not, individually or in the aggregate, material in character or amount and do not interfere with the use made or presently proposed to be made of any such property (collectively, "Permitted Liens"). All material items of machinery, equipment, vehicles and other Fixed Assets owned or leased by the Seller and utilized in the Business are listed in
Schedule 1.1(a) annexed hereto, and all of such fixed assets are in good operating condition and repair (reasonable wear and tear excepted) and are adequate for their use in the Business as presently conducted.

         4.10 Permits and Licenses. The Seller possesses all required permits, licenses and/or franchises, from whatever governmental authorities or agencies (domestic and/or foreign) requiring the same and having jurisdiction over the Seller, necessary in order to operate the Business in the manner presently conducted, all of which permits, licenses and/or franchises are valid, current and in full force and effect, except where the failure to have or maintain any such permit, license and/or franchise would not have or could not reasonably be expected to have a material adverse effect on the Assets or the Business. The Seller has heretofore conducted the Business in compliance in all material respects with the requirements of such permits, licenses and/or franchises, and the Seller has not received written notice of any default or violation in respect of or under any of such permits, licenses and/or franchises except where such default would not have or could not reasonably be expected to have a material adverse effect on the Assets or the Business.

         4.11  Contracts and Commitments.
               _________________________

              (a) Schedule 4.11 annexed hereto lists all material contracts, leases, commitments, indentures and other agreements relating to the Business to which the Seller is a party (collectively, "Material Contracts"), except that Schedule 4.11 need not list any such agreement that was entered into in the ordinary course of the business of the Seller and that, in any case: (i) is for the purchase of supplies or other inventory items in the ordinary course of the Business; (ii) is related to the purchase or lease of any capital asset involving aggregate payments of less than $10,000 per annum; or
(iii) may be terminated without penalty, premium or liability by the Seller on not more than thirty (30) days' prior written notice; provided, however, that Schedule 4.11 shall list any agreement or arrangement (written or verbal) in respect of the Business between the Seller (on the one hand) and any Affiliate of the Seller (on the other hand), regardless of the amount of payments called for, required or made thereunder.

              (b) To the best of Seller's knowledge with respect to the other party to any Material Contract, all Material Contracts are in full force and effect, and the Seller is in compliance with all of its obligations under the Material Contracts, and has not received any written notice that any party to any Material Contract is in breach or default of such Material Contract or is now subject to any condition or event which has occurred and which, after notice or lapse of time or both, would constitute a default by any party under any such contract, lease, agreement or commitment.

              (c) To the best of the Seller's knowledge, no purchase commitment by the Seller relating to the Business is materially in excess of the normal, ordinary and usual requirements of the Business.

              (d) Except as set forth in Schedules 4.11 and 4.13, the Seller does not have any outstanding contracts with or commitments to officers, employees, agents or advisors relating to the Business that are not cancelable by the Seller without penalty, premium or liability (for severance or otherwise) on less than thirty (30) days' prior written notice.

         4.12 Customers and Suppliers. The Seller has not received any written notice of any claim by or dispute with, or any existing, announced or anticipated changes in policies of, any clients, customers, referral sources or suppliers of the Seller which could materially adversely affect the Business as presently conducted and as hereafter proposed to be conducted.

         4.13  Labor, Benefit and Employment Agreements.
               ________________________________________

              (a) Except as set forth in Schedule 4.13 annexed hereto, the Seller is not a party to and does not have any commitment or obligation in respect of (i) any collective bargaining agreement or other labor agreement relating to any employees of the Business, or (ii) any agreement with respect to the employment or compensation of any non-hourly and/or non-union employee(s) of the Business. Schedule 4.13 sets forth the amount of all compensation or remuneration (including any discretionary bonuses) paid by the Seller during the 2003 calendar year to employees or consultants of the Business who presently receive aggregate compensation or remuneration at an annual rate in excess of $40,000.

              (b) No union is now certified or, to the best of the Seller's knowledge, claims to be certified as a collective bargaining agent to represent any employees of the Business, and there are no labor disputes existing or, to the best of the Seller's knowledge, threatened, involving strikes, slowdowns, work stoppages, job actions or lockouts of any employees of the Business.

              (c) There are no unfair labor practice charges or petitions for election pending or being litigated before the National Labor Relations Board or any other federal or state labor commission relating to any employees of the Business. The Seller has not received any written notice of any actual or alleged violation by the Seller of any law, regulation, order or contract term affecting the collective bargaining rights of employees, equal opportunity in employment, or employee health, safety, welfare, or wages and hours.

              (d) Except as set forth on Schedule 4.13, neither the Seller nor any other member of the Controlled Group (i) has at any time maintained, contributed to or participated in, (ii) has or had at any time any obligation to maintain, contribute to or participate in, or (iii) has any liability or contingent liability, direct or indirect, with respect to any Employee Benefit Plan (as such term is defined in Section 2.2(b), hereof). Whenever used in this Agreement, the term "Controlled Group" shall refer to the Seller and each other corporation or other entity under common control with the Seller (pursuant to the provisions of Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the "Code")) at any time during the sixty (60) month period ending on the Closing Date.

              (e) With respect to the Employee Benefit Plans included, or required to be included, in Schedule 4.13, (i) there has been no violation of any applicable provision of ERISA; (ii) each such Employee Benefit Plan intended to qualify under Section 401(a) of the Code or for any other tax-exempt or tax-favored status under the Code so qualifies; (iii) neither the Seller nor any other member of the Controlled Group is subject to any outstanding or potential liability or obligation, direct or indirect, that could, in any way, form or fashion, be imposed on the Buyer or with respect to which the Buyer could become subject; and (iv) there are no actual or potential claims or actions (other than claims for benefits in the normal course) relating to any such Employee Benefit Plan with respect to which the Buyer could become subject.

              (f) Insofar as it relates to employees of the Business, except for the group insurance programs listed in Schedule 4.13, the Seller does not maintain any medical, health, life or other employee benefit insurance programs or any welfare plans (within the meaning of Section 3(1) of ERISA) for the benefit of any current or former employees, and, except as required by law, the Seller does not have any liability, fixed or contingent, for health or medical benefits to any former employee of the Business.

         4.14 Accounts Payable. Schedule 4.14 annexed hereto lists, as of the date hereof, or, if the date hereof is not a Monday, the Monday prior to the date hereof, all accounts payable relating to the Business and the aging of such accounts payable. The Seller has received no notice from any vendor, supplier or other person with respect to non-payment of any current accounts payable of the Business, or any threatened suspension or termination of the provision of goods or services to the Business.

         4.15 Legal Compliance. The Seller is in compliance in all material respects with all laws, statutes, regulations, rules and ordinances applicable to the conduct of the Business as presently constituted; and the Seller has not received written notice of any default or violation under or in respect of any of the foregoing. The Seller is not in violation of any requirements of any of its insurance carriers.

         4.16 Litigation. Except as disclosed in Schedule 4.16 annexed hereto, there is no suit, action, arbitration, or legal, administrative or other proceeding, or governmental investigation (including, without limitation, any claim alleging the invalidity, infringement or interference of any patent, patent application, or rights thereunder owned or licensed by the Seller in respect of the Business) pending, or to the best knowledge of the Seller, threatened, by or against the Seller that relates in any way to the Business or any of the Assets. The Seller is not aware of any state of facts, events, conditions or occurrences which might properly constitute grounds for or the basis of any suit, action, arbitration, proceeding or investigation against or with respect to the Seller that relate to the Business or any of the Assets, which, if adversely determined, would have a material adverse effect on the Business or any material portion of the Assets.

         4.17 Patents, Licenses and Trademarks. Schedule 1.1(d) annexed hereto correctly sets forth a list and brief description of the nature and ownership of: (a) all patents, patent applications, copyright registrations and applications, registered trade names, and trademark and service mark registrations and applications, both domestic and foreign, which are presently owned, filed or held by the Seller and/or any of its directors, officers or employees and which in any way relate to or are used in the Business; (b) all licenses, both domestic and foreign, which are owned or controlled by the Seller and/or any of its directors, officers or employees and which in any way relate to or are used in the Business; and (c) all franchises, licenses and/or similar arrangements granted to the Seller by others and/or to others by the Seller on behalf of the Business. None of the patents, patent applications, copyright registrations or applications, registered trade names, trademark and service mark registrations or applications, franchises, licenses or other arrangements set forth or required to be set forth in Schedule 1.1(d) is subject to any pending challenge known to the Seller. The Seller has the valid right to utilize all trade names and other intellectual property utilized in the Business, and the Seller has not received any written notice of any claimed infringement or prior use of any such intellectual property with the right or property of any other person.

         4.18 Transactions with Affiliates. No material asset utilized in the Business is owned by, leased from or leased to any Affiliate of the Seller. Following the Closing, the Seller and its Affiliates will not have any claims in respect of obligations owed by the Business to the Seller and its Affiliates (other than with respect to the Purchase Price hereunder or as to the Assumption Agreement).

         4.19 Accuracy of Information. None of the representations and warranties of the Seller contained herein or in any Schedule hereto contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances in which made.

     5.  REPRESENTATIONS AND WARRANTIES OF THE BUYER.
         ___________________________________________

     In connection with the purchase of the Assets from the Seller hereunder, the Buyer hereby represents and warrants to the Seller as follows:

         5.1 Organization, Qualification and Good Standing. The Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, with all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

         5.2 Authorization of Agreement. The execution, delivery and performance of this Agreement, the Bill of Sale and the Assumption Agreement, and the consummation of the transactions contemplated hereby and thereby by the Buyer has been duly and validly authorized by the Managing Member of the Buyer; and the Buyer has the full legal right, power and authority to execute and deliver this Agreement, the Bill of Sale and the Assumption Agreement, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. No further corporate authorization is necessary on the part of the Buyer to consummate the transactions contemplated hereby.

         5.3 Valid and Binding Agreement. This Agreement and, when executed and delivered, the Bill of Sale and the Assumption Agreement, constitute and will constitute the legal, valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms, except, in each case, to the extent limited by bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally, and except that the remedy of specific performance or similar equitable relief is available only at the discretion of the court before which enforcement is sought.

         5.4 No Breach of Statute or Contract. Neither the execution and delivery of this Agreement, the Bill of Sale or the Assumption Agreement by the Buyer, nor compliance with the terms and provisions of such agreements, on the part of the Buyer, will: (a) violate any statute or regulation of any governmental authority, domestic or foreign, affecting the Buyer; (b) require the issuance of any authorization, license, consent or approval of any federal or state governmental agency or any other person (except to the extent that the Buyer may be required to be qualified as a foreign corporation in certain jurisdictions in which it is not currently so qualified, and to the extent that the Buyer may be required to reapply for any permits, licenses and/or franchises which are not assignable as part of the Assets); or (c) conflict with or result in a breach of any of the terms, conditions or provisions of the Certificate of Incorporation of By-laws of the Buyer, or any judgment, order, injunction, decree, lease, note, indenture, loan or other agreement or instrument to which the Buyer is a party, or by which the Buyer is bound, or constitute a default thereunder.

         5.5 Accuracy of Information. None of the representations and warranties of the Buyer contained herein contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances in which made.

     6.  ADDITIONAL AGREEMENTS OF THE PARTIES.
         ____________________________________

         6.1 Confidentiality. Notwithstanding anything to the contrary contained in this Agreement, and subject only to any disclosure requirements which may be imposed upon any party under applicable state or federal securities or antitrust laws, it is expressly understood and agreed by the parties that, except with respect to matters or information which are publicly available other than by reason of a breach of this Section 6.1, (a) this Agreement, the Schedules hereto, and the conversations, negotiations and transactions relating hereto and/or contemplated hereby, and (b) all financial information, business records and other non-public information concerning either party which the other party or its representatives has received or may hereafter receive, shall be maintained in the strictest confidence by the recipient and its representatives, and shall not be disclosed to any person that is not associated or affiliated with the recipient and involved in the transactions contemplated hereby, without the prior written approval of the party which provided the information. The parties hereto shall use their best efforts to avoid disclosure of any of the foregoing or undue disruption of any of the business operations or personnel of the parties, and no party shall issue any press release or other public announcement regarding the transactions contemplated hereby without the prior approval of each other party (such approval not to be unreasonably withheld or delayed) unless compelled to do so upon advice of counsel and there is insufficient time to practicably obtain approval hereunder. In the event that the transactions contemplated hereby shall not be consummated for any reason, each party covenants and agrees that neither it nor any of its representatives shall retain (other than information which is publicly available other than by reason of a breach of this Section 6.1) any documents, lists or other writings of any other party which it may have received or obtained in connection herewith or any documents incorporating any of the information contained in any of the same (all of which, and all copies thereof in the possession or control of the recipient or its representatives, shall be returned to the party which provided the information).

         6.2 Conduct of Business. During the period from the date of this Agreement to the Closing Date, the Seller shall, and shall cause its employees and advisors to (a) conduct the Business with diligence and in the ordinary and usual course in substantially the same manner as heretofore conducted, (b) refrain from disposing of any of the Assets other than inventory sold in the ordinary course of operations of the Business, (c) maintain satisfactory relationships with suppliers, distributors and clients of the Business and other persons with which it has material business relationships with respect thereto, (d) maintain its Articles of Incorporation and By-laws in their respective forms as of the date of this Agreement, (e) refrain from taking any action, or from omitting to take any action, which would cause the representations and warranties contained in
Section 4 hereof to be untrue or incorrect and (f) notify the Buyer of any unexpected circumstance or change in the normal course of the operations of the Business and of any governmental complaints, investigations, hearings or judicial or arbitral proceedings (or communications indicating that any of the same may be contemplated) involving or potentially impacting on the Business or the Assets and (g) keep the Buyer fully informed with respect to any circumstance, change or event of the kind described in clause (e) above and afford the Buyer's representatives prompt access to all materials prepared in connection therewith.

         6.3 Bulk Sales Laws. The Buyer and the Seller agree that the transactions contemplated by this Agreement shall be consummated in accordance with the bulk sales laws of the State of Delaware. Each of the Buyer and the Seller shall (a) take all appropriate actions to comply with such laws and (b) provide such assistance as is reasonably requested by the other party in order to assist such party's efforts to comply with such laws.

         6.4  Bill of Sale; Assumption Agreement.

              (a) On the Closing Date, the Seller shall execute and deliver to the Buyer a Bill of Sale and Assignment in respect of the Assets in substantially the form of Exhibit B annexed hereto (the "Bill of Sale"). In addition, to the extent that specific assignments may be necessary or appropriate in respect of any of the Assets, and/or to the extent that any of the Assets are represented by certificates of title or other documents, then the Seller shall execute and deliver to the Buyer any additional transfer documents, and shall endorse to and in the name of the Buyer all certificates of title and other such documents, as may be necessary or appropriate and requested by the Buyer in order to effect the full transfer to the Buyer or its designee(s) of all of the Assets.

              (b) On the Closing Date, the Buyer shall execute and deliver to the Seller an Instrument of Assumption in substantially the form of Exhibit C annexed hereto (the "Assumption Agreement").

         6.5 Additional Agreements and Instruments. On or before the Closing Date, the Seller and the Buyer shall execute, deliver and file all exhibits, agreements, certificates, instruments and other documents, not inconsistent with the provisions of this Agreement, which, in the opinion of counsel to the parties hereto, shall reasonably be required to be executed, delivered and filed in order to consummate the transactions contemplated by this Agreement.

         6.6 Reasonable Efforts; No Inconsistent Action. The Seller will use its commercially reasonable efforts to effect the transactions contemplated by this Agreement and to fulfill the conditions set forth in
Section 7. The Buyer will use its commercially reasonable efforts to effect the transactions contemplated by this Agreement and to fulfill the conditions set forth in Section 8. Each party will provide such cooperation to the other party as may be reasonably requested in order for such other party to fulfill its obligations pursuant to this Section 6.6. No party shall take any actions inconsistent with its obligations under this Agreement or that could hinder or delay the consummation of the transactions contemplated hereby; provided, however, that nothing in this Section 6.7 shall limit the respective rights of the parties under Sections 7, 8 and 10.

     7.  CONDITIONS PRECEDENT TO THE BUYER'S PERFORMANCE.
         _______________________________________________

     In addition to the fulfillment of the parties' agreements in Section 6 above, the obligations of the Buyer to consummate the transactions contemplated by this Agreement are further subject to the satisfaction, at or before the Closing Date, of the following conditions.

         7.1 Accuracy of Representations and Warranties. All representations and warranties made by the Seller in this Agreement shall be true and correct on and as of the Closing Date and all Schedules hereto as have been modified pursuant to Section 15.1 shall be true and correct on and as of the Closing Date.

         7.2 Performance. The Seller shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Seller on or before the Closing Date.

         7.3 No Adverse Change. Prior to the Closing Date, there shall have been no material adverse change (including, without limitation, any material adverse change due to force majeure or the actions of a governmental authority or any material adverse change reflected in the modification by the Seller of the Schedules hereto pursuant to Section 15.1) in (a) the condition of the Assets or (b) the assets or liabilities, operations, condition (financial or otherwise) or results of operations of the Business.

         7.4 Certification. The Buyer shall have received a certificate, dated the Closing Date, signed by the Seller, certifying, in such detail as the Buyer and its counsel may reasonably request, that the conditions specified in Sections 7.1, 7.2 and 7.3 above have been fulfilled.

         7.5 Corporate Approvals. The Buyer shall have received certified resolutions of the Board of Directors and the shareholders of the Seller, in form reasonably satisfactory to counsel for the Buyer, duly authorizing the Seller's execution, delivery and performance of this Agreement and all actions to be taken by the Seller hereunder.

         7.6 Execution and Delivery of Exhibits. On or before the Closing Date, the Seller shall have executed and delivered to the Buyer the Bill of Sale and the Assumption Agreement.

         7.7  Note and Security Agreement.   On or before the Closing Date,
the Seller shall have executed and delivered to the Buyer the Note and the Security Agreement relating to the Business.

     8.  CONDITIONS PRECEDENT TO THE SELLER'S PERFORMANCE.
         ________________________________________________

     In addition to the fulfillment of the parties' agreements in Section 6 above, the obligations of the Seller to consummate the transactions contemplated by this Agreement are further subject to the satisfaction, at or before the Closing Date, of all of the following conditions, any one or more of which may be waived in writing by the Seller:

         8.1 Accuracy of Representations and Warranties. All representations and warranties made by the Buyer in this Agreement shall be true and correct on and as of the Closing Date.

         8.2 Performance. The Buyer shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer on or before the Closing Date.

         8.3 Certification. The Seller shall have received a certificate, dated the Closing Date, signed by the Buyer, certifying, in such detail as the Seller and its counsel may reasonably request, that the conditions specified in Sections 8.1 and 8.2 above have been fulfilled.

         8.4 Corporate Approvals. The shareholders of the Seller shall have approved the Seller's execution, delivery and performance of this Agreement and all actions to be taken by the Seller hereunder. The Seller shall have received certified resolutions of the Board of Directors of the Buyer in form reasonably satisfactory to counsel for the Seller, duly authorizing the Buyer's execution, delivery and performance of this Agreement and all actions to be taken by the Buyer hereunder.

         8.5 Execution and Delivery of Exhibits. On or before the Closing Date, the Buyer shall have executed and delivered to the Seller the Bill of Sale and the Assumption Agreement.

     9.  CLOSING.
         _______

         9.1 Place and Date of Closing. The closing (the "Closing") shall take place at the offices of Greenberg Traurig LLP, New York, New York 10166 at 10:00 a.m. New York City time, subject to the prior satisfaction or waiver of the conditions set forth in Sections 7 and 8 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), or at such other place, time and/or date as shall be mutually agreed by the Buyer and the Seller (the date of the Closing, the "Closing Date"). For purposes of determining the Assets and Assumed Liabilities purchased by the Buyer hereunder, such Assets and assumed Liabilities shall be as listed on Schedule 3.2 annexed hereto as of September 1, 2004.

         9.2 Actions at Closing. At the Closing, there shall be made, by all necessary and appropriate persons, all payments and deliveries stated in this Agreement to be made at the Closing and/or on or prior to the Closing Date.

     10.  TERMINATION OF AGREEMENT.
          ________________________

         10.1 General. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the
Closing:  (a) by the mutual written consent of the Seller and the Buyer or
(b) by the Buyer or by the Seller, at any time on or after September 15, 2004 (the "Outside Closing Date"), if the transactions contemplated hereby shall not have been consummated prior thereto, and the party directing termination shall not then be in breach or default of any obligations imposed upon such party by this Agreement.

         10.2 Effect of Termination. In the event of termination by either party as above provided in this Section 10, prompt written notice shall be given to the other party. Termination of this Agreement shall not relieve any party of any of its obligations pursuant to Section 6.1 above, and shall not relieve any breaching party from liability for any breach of this Agreement.

     11.  POST-CLOSING EVENTS.
          ___________________

     The parties hereby further agree that, from and after the Closing:

         11.1 Books and Records. At any time and from time to time from and after the Closing Date, the Buyer shall permit the Seller to have access, during normal business hours and without undue disruption of the Buyer's business, to those books and records transferred to the Buyer as part of the Assets, for purposes of preparing any tax filings or any other legitimate purpose of the Seller. Such books and records may be made available at any location where the Buyer maintains same, and all costs and expenses relating to such access and inspection shall be the responsibility of the Seller. In the event that, at any time and from time to time after the Closing Date, the Buyer shall determine to destroy or dispose of any such books and records, the Buyer shall give notice thereof to the Seller not less than thirty (30) days prior to such disposition, and the Seller shall have the right, at its own cost and expense, to take possession of such books and records prior to its disposition.

         11.2 Corporate Name. From and after the Closing Date, the Seller and its Affiliates shall cease and desist from any and all further use of the name "InterWorld" or any confusingly similar name, other than for purposes of filing routine reports, tax returns and other such items.

         11.3 Further Assurances. From time to time from and after the Closing Date, the parties will take any and all such action and execute and deliver to one another any and all further agreements, instruments, certificates and other documents, as may reasonably be requested by any other party in order more fully to consummate the transactions contemplated hereby, and to effect an orderly transition of the ownership and operations of the Business.

     12.  COSTS.
          _____

         12.1 Finder's or Broker's Fees. Each of the Buyer (on the one hand) and the Seller (on the other hand) represents and warrants that neither it nor any of its respective Affiliates have dealt with any broker or finder in connection with any of the transactions contemplated by this Agreement, and no broker or other person is entitled to any commission or finder's fee in connection with any of these transactions.

         12.2 Expenses. The Buyer and the Seller shall each pay all of its own respective costs and expenses incurred or to be incurred by them, respectively, in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

     13.  FORM OF AGREEMENT.
          _________________

         13.1 Effect of Headings. The Section headings used in this Agreement and the titles of the Schedules hereto are included for purposes of convenience only, and shall not affect the construction or interpretation of any of the provisions hereof or of the information set forth in such Schedules.

         13.2 Entire Agreement; Waivers. This Agreement (including the Schedules and Exhibits hereto) constitutes the entire agreement between the parties pertaining to the subject matter hereof, and supersedes all prior agreements or understandings as to such subject matter. No party hereto has made any representation or warranty or given any covenant to the other except as set forth in this Agreement and the Schedules and Exhibits hereto. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

         13.3 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         13.4 Survival. The parties hereto agree that the representations and warranties contained in this Agreement shall not survive the Closing hereunder, and neither of the parties nor any of their respective officers, directors, representatives, employees, advisors or agents shall have any liability to the other after the Closing for any breach thereof. The parties hereto agree that only the covenants contained in this Agreement to be performed at or after the Closing Date shall survive the Closing hereunder, and each party hereto shall be liable to the other after the Closing Date for any breach thereof.

     14.  PARTIES.
          _______

         14.1 Parties in Interest. Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and permitted assigns, nor is anything in this Agreement intended to relieve or discharge the obligations or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

         14.2 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on or telecopied to the party to whom notice is to be given, one day after being deposited for overnight delivery with a recognized overnight courier service in a properly addressed package with all charges prepaid or billed to the account of the sender, as follows:

              (a)  If to the Seller, to:

                   IW Holdings, Inc.
                   c/o J Net Enterprises, Inc.
                   3900 Dallas Parkway, #340
                   Plano, Texas 75093
                   Telephone: (972) 665-1313
                   Facsimile:  (972) 665-1315
                   Attn:  Mark E. Wilson
                   Executive Vice President

                   with a copy to:

                   Greenberg Traurig, LLP
                   MetLife Building
                   200 Park Avenue, 15th Floor
                   New York, New York  10166
                   Telephone: (212) 801-9200
                   Facsimile:  (972) 801-6400
                   Attn: Alan I. Annex, Esq.

              (b)  If to the Buyer, to:
                   InterWorld Holdings, L.L.C.
                   41 East 11th Street, 11th Floor
                   New York, New York 10003
                   Telephone: (212) 699-3630
                   Facsimile:  (212) 699-3645
                   Attn:  Robert S. Weis, Jr.
                   Manager

                   with a copy to:

                   Wright & Reihner, PC
                   148 Adams Avenue
                   Scranton, Pennsylvania 18503
                   Telephone: (570) 961-1166
                   Facsimile: (570) 961-1199
                   Attn.: George A. Reihner, Esq.

or to such other address or telecopier number as any party shall have specified by notice in writing given to all other parties.

     15.  MISCELLANEOUS.
          _____________

         15.1 Amendments and Modifications. No amendment or modification of this Agreement or any Exhibit or Schedule hereto shall be valid unless made in writing and signed by the party to be charged therewith. Notwithstanding the foregoing, the Seller may, prior to the Closing Date, by notice duly provided to the Buyer, amend one or more of the Schedules hereto to reflect events occurring subsequent to the date hereof.

         15.2 Non-Assignability; Binding Effect. Neither this Agreement, nor any of the rights or obligations of the parties hereunder, shall be assignable by any party hereto without the prior written consent of all other parties hereto, except that the Buyer may, without requirement of any consent of the Seller, assign the Buyer's rights to indemnification hereunder to any secured lender to the Buyer from time to time, and except further that the Seller may, without requirement of any consent of the Buyer, assign its rights and obligations hereunder to a purchaser of substantially all of the assets of the Seller. Otherwise, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         15.3 Governing Law; Dispute Resolution. This Agreement shall be construed and interpreted and the rights granted herein governed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly within such State. Any claim, dispute or controversy arising under or in connection with this Agreement or any actual or alleged breach hereof shall be settled exclusively by arbitration to be held in New York, New York, which arbitration proceeding shall, except as provided herein to the contrary, be conducted in accordance with the commercial arbitration rules of the American Arbitration Association then obtaining. Any arbitration proceeding conducted pursuant to this
Section 15.3 shall be before a panel of three arbitrators, one of which shall be appointed by each of the Seller and the Buyer and the third of which, who shall be the chairman of such panel, shall be appointed by the two arbitrators so selected. As part of his or her award, the arbitrator shall make a fair allocation of the fee of the American Arbitration Association, the cost of any transcript, and the parties' reasonable attorneys' fees, taking into account the merits and good faith of the parties' claims and defenses. Judgment may be entered on the award so rendered in any court having jurisdiction. Any process or other papers hereunder may be served by express courier or by personal service, provided that a reasonable time for appearance or response is allowed.

     IN WITNESS WHEREOF, the parties have executed this Agreement on and as of the date first set forth above.


                                  IW HOLDINGS, INC.

                                  By:  /s/  Mark E. Wilson
                                       _________________________
                                       Name:  Mark E. Wilson
                                       Title:  Executive Vice President


                                  INTERWORLD HOLDINGS, L.L.C.

                                  By:  /s/  Robert S. Weis, Jr.
                                       ________________________
                                       Robert S. Weis, Jr.
                                       Manager

                                                          EXHIBIT A

                        PROMISSORY NOTE

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE
      NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AS SET FORTH IN THIS CERTIFICATE. THE SECURITIES REPRESENTED HEREBY MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE
      OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT
      OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS
      UNDER SUCH ACT.


                                      September 9, 2004
                                      New York, New York


$534,000.00

     FOR VALUE RECEIVED, the undersigned, InterWorld Holdings, L.L.C., a Delaware limited liability company (the "Maker") with principal offices located at 41 East 11th Street, 11th Floor, New York, New York 10003, or at such other place as Maker may from time to time designate by written notice to Payee, subject to the provisions contained herein, hereby promises to pay to the order of IW HOLDINGS, INC. (the "Payee") with principal offices located at 3900 Dallas Parkway, #340, Plano, Texas 75093, or at such other place as Payee may from time to time designate by written notice to Maker, the principal sum of FIVE HUNDRED THIRTY-FOUR THOUSAND and 00/100 Dollars ($534,000.00), together with interest thereon in the manner and at the rate provided herein. All payments of principal and/or interest shall be paid as set forth below without setoff or counterclaim, and each such payment shall be made in lawful money of the United States of America. Maker further agrees as follows:

     Section 1.  Payments.
                 _________

          (a) Accrued interest under this Note shall be due and payable quarterly commencing on December 9, 2004 and continuing on the first day of each quarterly period thereafter through and including September 9, 2009.

          (b) The principal of this Note shall be due and payable not later than twenty (20) days after the end of each fiscal year in which cash flows (excluding capital expenditures in excess of $25,000 per annum) of Maker exceeds $300,000. In such event, Maker shall pay to Payee at least fifty percent (50%) of such excess cash flows as specified above.

          (c) The principal of this Note shall be due and payable on September 9, 2009.

          (d) Maker shall have the right to prepay this Note in full or in part at any time, without premium or penalty. All prepayments shall be applied first to principal and then to accrued interest.

          (e) The principal amount set forth herein represents the entire aggregate balance payable by Maker to Payee under that certain Asset Purchase Agreement of even date herewith.

     Section 2.  Interest Rate.
                 _____________

          (a) Interest shall accrue at a rate of six and one-half percent (6.5%) per annum. The amount of interest payable quarterly shall be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any partial period shall be computed on the basis of the actual number of days elapsed in a 360-day year of twelve months. In lieu of the payment of interest due on each quarterly period, Maker may defer such payment of interest for a period not to exceed the term of the Note. To the extent permitted by applicable law, interest, the payment of which has been deferred pursuant to the immediately preceding sentence, will bear interest thereon at six and one-half percent (6.5%) per annum compounded quarterly for each quarter of deferred interest payments ("Compounded Interest"). Upon payment in full of the outstanding principal balance, Maker also shall pay any and all interest accrued but unpaid on the Note, including any Compounded Interest that shall be payable to Payee on such date.

          (b) All agreements between Maker and Payee are expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid to Payee for the use, forbearance, or detention of the indebtedness evidenced by this Note exceed the maximum amount permissible under applicable law. If from any circumstance Payee should ever receive as interest an amount which would exceed the highest lawful rate, such amount as would be excessive interest shall be applied to the reduction of the principal amount owing under this Note and not to the payment of interest.

     Section 3. Rank. This Note shall be a senior obligation of Maker and all other obligations of Maker shall be subordinated to this Note, regardless of whether such obligations are presently existing or are subsequently incurred; provided, however, that, at the request of Maker, this Note shall be subordinated to any senior secured credit facility from a bank on commercially reasonable terms.

     Section 4. Security Interest. Simultaneous with the making of this Note, Maker shall deliver to Payee a Security Agreement in the form attached hereto as Exhibit A, providing Payee with a preferred security interest in certain of Maker's assets, intellectual property, inventory and accounts receivable. Such security interest shall not relieve Maker of its obligations hereunder.

     Section 5. Default. It shall be an event of default ("Event of Default"), and the entire unpaid principal of this Note, together with accrued interest, shall become immediately due and payable, at the election of Payee, upon the occurrence of any of the following events:

          (a) any failure on the part of Maker to make any payment when due, whether by acceleration or otherwise;

          (b) Maker shall commence (or take any action for the purpose of commencing) any proceeding under any bankruptcy, or for the reorganization of any party liable hereon, whether as maker, endorser, guarantor, surety or otherwise, or for the readjustment of any of the debts of any of the foregoing parties, under the Federal Bankruptcy Code, as amended, or any part thereof, or under any other laws, whether state or Federal, for the relief of debtors, now or hereafter existing, by any of the foregoing parties, or against any of the foregoing parties, which shall not be discharged within thirty (30) days of their commencement;

          (c) a proceeding shall be commenced against Maker under any bankruptcy, reorganization, arrangement, readjustment of debt, moratorium or similar law or statute and relief is ordered against it, or the proceeding is controverted but is not dismissed within sixty (60) days after the commencement thereof;

          (d) the appointment of a receiver, trustee or custodian for any party liable hereon, whether as maker, endorser, guarantor, surety or otherwise, or for any substantial part of the assets of any of the foregoing parties, or the institution of proceedings for the dissolution or the full or partial liquidation of any of the foregoing parties;

          (e) the admission by any party liable hereon, whether as maker, endorser, guarantor, surety or otherwise, of its inability to pay its debts as they mature, or an assignment for the benefit of the creditors of any of the foregoing parties; or

          (f) any transfer of property by a party liable hereon, whether as maker, endorser, guarantor, surety or otherwise, under circumstances which would entitle a trustee in bankruptcy or similar fiduciary to avoid such transfer under the Federal Bankruptcy Code, as amended, or under any other laws, whether state or Federal, for the relief of debtors, now or hereafter existing.

     Section 6. Waivers. Maker waives demand, presentment, protest, notice of protest, notice of dishonor, and all other notices (other than those specifically required hereby) or demands of any kind or nature with respect to this Note.

     Section 7. Collection Costs. Upon demand, Maker will pay to Payee the amount of any and all reasonable costs and expenses, including, without limitation, the reasonable fees and disbursements of its counsel (whether or not suit is instituted) and of any experts and agents, which Payee may incur in connection with the following: (i) the enforcement of this Note; and (ii) the enforcement of payment of all obligations of Maker by any action or participation in, or in connection with, a case or proceeding under Chapters 7, 11, or 13 of the Bankruptcy Code, or any successor statute thereto.

     Section 8. Assignment of Note. Maker may not assign or transfer this Note or any of its obligations under this Note in any manner whatsoever without the prior written consent of Payee. This Note may be assigned at any time by Payee.

     Section 9. Jurisdiction and Service of Process. Maker irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Note, any document or instrument delivered pursuant to, in connection with, or simultaneously with this Note, or a breach of this Note or any such document or instrument. Maker waives, to the full extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Note brought in the State of New York, and further irrevocably waives, to the full extent permitted by law, any claim that any such action or proceeding brought in such State has been brought in an inconvenient forum. In any such action or proceeding, Maker waives, to the full extent permitted by law, personal service of any summons, complaint, or other process and agrees that service thereof may be made in accordance with subsection 10(e) of this Note. Within thirty (30) days after such service, or such other time as may be mutually agreed upon in writing by the attorneys for the parties to such action or proceeding Maker shall appear or answer such summons, complaint, or other process. Should Maker so served fail to appear or answer within such thirty (30)-day period or such extended period, as the case may be, Maker shall be deemed in default and judgment may be entered by Payee against Maker for the amount as demanded in any summons, complaint, or other process so served.

     Section 10.  Miscellaneous.
                  _____________

          (a) This Note may be altered only by prior written agreement signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought. This Note may not be modified by an oral agreement, even if supported by new consideration.

          (b) This Note shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to such state's principles of conflict of laws.

          (c) Subject to Section 8, the covenants, terms, and conditions contained in this Note apply to and bind the heirs, successors, executors, administrators and assigns of the parties.

          (d) This Note constitutes a final written expression of all the terms of the agreement between the parties regarding the subject matter hereof, is a complete and exclusive statement of those terms, and supersede all prior and contemporaneous agreements, understandings, and representations between the parties. If any provision or any word, term, clause, or other part of any provision of this Note shall be invalid for any reason, the same shall be ineffective, but the remainder of this Note shall not be affected and shall remain in full force and effect.

          (e) Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested (or by the most nearly comparable method if mailed from or to a location outside of the United States of America) or by FedEx, Express Mail, or similar nationally recognized overnight delivery or courier service, or delivered in person or by facsimile, or similar telecommunications equipment, against receipt therefore at the address of such party set forth on the first page of this Note (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 10(e)). Such addresses may be changed by notice given as provided in this subsection. Notices shall be effective upon the date of receipt; provided, however, that a notice (other than a notice of a changed address) sent by certified or registered U.S. mail, with postage prepaid, shall be presumed received not later than three (3) business days following the date of sending.

          (g)  Time is of the essence under this Note.

     IN WITNESS WHEREOF, Maker has executed this Note effective as of the date first set forth above.


                           InterWorld Holdings, L.L.C.

                           By: /s/  Robert S. Weis, Jr.
                               _____________________
                               Robert S. Weis, Jr.
                               Manager

                                           EXHIBIT A TO PROMISSORY NOTE

                            SECURITY AGREEMENT

                           __________________

     This Security Agreement (the "Agreement") is entered into as of the 9th day of September 2004, by and between InterWorld Holdings, L.L.C. ("Debtor") and IW HOLDINGS, INC. ("Secured Party"), with reference to the following facts:

                                 RECITALS
                                 ________
     Debtor as the Maker and Secured Party as the Holder have entered into that certain Promissory Note, dated concurrently herewith (the "Note"), in the aggregate principal amount of Five Hundred Thirty-Four Thousand Dollars ($534,000);

     As security for the prompt and complete payment of all indebtedness evidenced by the Note, Debtor has agreed to grant Secured Party a security interest in and to all of its right, title and interest in and to the property hereinafter described.

     NOW, THEREFORE, for good and valuable consideration, including the mutual promises, conditions and covenants of the parties, it is agreed as follows:

1. Grant of Security Interest. As assurance and security for prompt and complete payment of the Note and performance by Debtor of all of its respective obligations and covenants under this Agreement and the Note, and any renewals or extensions thereof or amendments thereto, including, without limitation, the due payment of the principal and interest (including interest on interest) and all other monies (if any) for the time being and from time to time owing pursuant to the Note, Debtor hereby pledges, grants, bargains, assigns and transfers to Secured Party a security interest, pursuant to the New York Uniform Commercial Code, in and to the collateral described on Schedule 1 attached hereto, and incorporated herein by this reference, and all substitutions, replacements and proceeds thereof, including cash proceeds. Such property and all such proceeds are hereafter collectively referred to as the "Collateral." For purposes hereof, all terms set forth on Schedule 1 shall be defined as provided in the New York Uniform Commercial Code.

2. Representations and Warranties of Debtor. Debtor represents and warrants that upon the execution of this Agreement by Debtor and the delivery hereof to the Secured Party, and the filing of a Form UCC-1 Financing Statement with the Delaware Secretary of State, the Secured Party shall have a senior and perfected security interest in and to the Collateral subordinable, at the request of Debtor, only to a senior secured credit facility from a bank on commercially reasonable terms.

3. Default. Default under this Agreement will be deemed to have occurred upon the default or failure of performance by Debtor under the Note, which default is not cured within any grace period granted with respect to such default or, if no specific grace period is granted with respect to such default, where such default is not cured within ten (10) business days after written notice thereof from the Holder hereof.

4. Remedies on Default. Upon the occurrence of a default, Secured Party shall have all of the remedies of a secured party under the New York Uniform Commercial Code and any other law, which rights shall include the sale or disposal of the Collateral, or any part thereof, at public or private sale, and the foreclosure of the lien or security interest created pursuant to this Agreement by any available judicial procedure if notified to do so by Secured Party. The Collateral may then be sold on such day and at such place as determined by Secured Party. Secured Party shall deduct and retain from the proceeds of such sale Secured Party's indebtedness and the surplus, if any, shall be paid to the person or persons lawfully entitled to receive the same. At any sale or sale made under this Agreement, or authorized herein, Secured Party or any person on behalf of Secured Party, or any other person, may bid for and purchase the Collateral being sold.

5. Further Documents. Debtor agrees to execute and deliver such further documents as may be required by Secured Party to more fully perfect or secure its position under this Agreement, including, without limitation, the execution of a financing statement on Form UCC-1 with the Secretary of State of the State of New York.

6. Covenants. Debtor will at all times keep proper books and records of account in accordance with GAAP, and Debtor will furnish the same to Secured Party:

     A. Within forty-five (45) days after the close of each fiscal year, a consolidated balance sheet fairly presenting the financial condition of Debtor as of the close of each fiscal year and consolidated statements of operations fairly presenting the results of operations of Debtor for such fiscal year, and a consolidated statement of cash flows, all prepared in accordance with GAAP, and certified by Debtor's President and/or Chief Executive Officer.

     B. Within thirty (30) days after the close of each quarter, a consolidated balance sheet fairly presenting the financial condition of Debtor as of the close of said quarter, and consolidated statements of operations fairly presenting the results of operations of Debtor for such quarter, and consolidated statements of cash flows, all prepared in accordance with GAAP, and certified by Debtor's President and/or Chief Executive Officer.

     C. Debtor will promptly notify Secured Party upon the occurrence of any existing default of which the Debtor has any knowledge.

     D. Debtor will not change the general character of its business as conducted on the date hereof or engage directly or indirectly in any other type of business not reasonably related to the general character of its business.

7. Release. Upon payment in full of the Note and Debtor's satisfaction of its obligations under this Agreement, the Secured Party shall cause its security interest in the Collateral to be released and shall do all such acts and execute all such documents as may be necessary to evidence such release. Thereafter, this Agreement shall have no further force and effect.

8. Assignment. This Agreement and all rights hereunder may not be assigned by Debtor, but may be assigned by the Secured Party with prior written notice to the Debtor.

9. Notices. All notices or other communications permitted or required pursuant to this Agreement shall be in writing and shall be deemed given upon deposit in the mail of the United States, first class, postage prepaid, certified with return receipt, addressed to the last known address of the parties. Either party shall have the right to change the place of giving notices to it by providing written notice to the other party.

10. Entire Agreement. This Agreement, together with the Note of even date herewith, and any other documents, instruments or amendments executed or delivered pursuant to any of the foregoing, constitutes the entire agreement between the parties pertaining to the security interest being granted hereby. This Agreement may not be amended or modified except by a writing executed by Secured Party and Debtor.

11. Governing Law. This Agreement is to be governed by, interpreted and enforced in accordance with the laws of the State of New York.

12. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original document, but which together shall constitute one and the same instrument.

     AGREED TO AND ACCEPTED as of this 9th day of September 2004.


SECURED PARTY:                            DEBTOR:


IW HOLDINGS, INC.                         InterWorld Holdings, L.L.C.



By: /s/ Mark E. Wilson                    By: /s/ Robert S. Weis, Jr.
    _____________________                     __________________________
    Name:  Mark E. Wilson                     Name:  Robert S. Weis, Jr.
    Title:  Executive Vice President          Title:  Manager

                                SCHEDULE 1
                                __________

    The Collateral shall include the following:

     (a) all present and future rights of the Debtor to payment for services rendered, for goods sold or leased, or for loans or other financial accommodations extended, whether or not evidenced by instruments or chattel paper, and whether or not earned by performance (the "Accounts");

     (b) all present and future contract rights, general intangibles (including, but not limited to, tax and duty refunds, drawings, blueprints, customer lists, licenses, whether as licensor or licensee (to the extent that the granting of the Secured Party's lien and security interest therein will not cause a termination of such licenses or result in the loss of the benefits of such licenses to the Debtor), chooses in action and other claims and existing and future leasehold interests in equipment, real estate and fixtures, all property owned by Debtor that is located at the address set forth in Section 10(f) of the Note, and the right to sue for infringement and/or unauthorized use of any intangibles), securities, equity interests, chattel paper, documents, instruments, letters of credit, bankers' acceptances and guaranties;

     (c) all present and future monies, securities, credit balances, deposits, deposit accounts and other property of the Debtor now or hereafter held or received by or in transit to the Secured Party or its affiliates or at any other depository or other institution from or for the account of the Secured Party, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Accounts and other Collateral, including, without limitation, (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (iii) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Accounts or other Collateral, including, without limitation, returned, repossessed and reclaimed goods, and
(iv) deposits by and property of account debtors or other persons securing the obligations of account debtors;

     (d) all of the Debtor's now owned and hereafter existing or acquired raw materials, work in process, finished goods, supplies, and all other inventory of whatsoever kind or nature, wherever located;

     (e) all of the Debtor's now owned and hereafter acquired equipment, machinery, computers and computer hardware and software (whether owned or licensed), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located;

     (f) all of the Debtor's present and future books of account of every kind or nature, invoices, purchase and sale agreements, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of the Debtor with respect to the foregoing maintained with or by any other person); and

     (g) all products and proceeds of the foregoing, in any form, including, without limitation, insurance proceeds and all claims against third parties for loss or damage to or destruction of any or all of the foregoing.

                                                          EXHIBIT B

                        BILL OF SALE AND ASSIGNMENT

     BILL OF SALE AND ASSIGNMENT, dated September 9, 2004 (this "Bill of Sale and Assignment"), from IW Holdings, Inc., a Delaware corporation (the "Seller"), to InterWorld Holdings, LLC, a Delaware limited liability company (the "Buyer"). Unless otherwise defined herein, capitalized terms shall be used herein as defined in the Asset Purchase Agreement (as defined below).

     WHEREAS, the Seller and the Buyer have entered into that certain Asset Purchase Agreement, dated as of September 9, 2004 (the "Asset Purchase Agreement"); and

     WHEREAS, the execution and delivery of this Bill of Sale and Assignment by the Seller is a condition to the obligations of the Buyer to consummate the transactions contemplated by the Asset Purchase Agreement.

     NOW, THEREFORE, in consideration of the promises and mutual agreements set forth in the Asset Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller does hereby agree as follows:

     1. Sale and Assignment of Assets and Properties. The Seller hereby sells, assigns, transfers, conveys and delivers to Buyer and its successors and assigns free and clear of all liens, pledges, claims, security interests and encumbrances whatsoever (other than Permitted Liens) the entire right, title and interest of the Seller in, to and under the Assets.

     2. Obligations and Liabilities Not Assumed. Nothing expressed or implied in this Bill of Sale and Assignment shall be deemed to be an assumption by the Buyer of any liabilities of the Seller. The Buyer by this Bill of Sale and Assignment does not agree to assume or agree to pay, perform or discharge any liabilities of the Seller of any nature, kind or description whatsoever.

     3. Further Assurances. The Seller hereby covenants and agrees that, at any time and from time to time after the date of this Bill of Sale and Assignment, at the Buyer's request, the Seller will do, execute, acknowledge and deliver, or to the extent practicable will cause to be done, executed, acknowledged and delivered, any and all further acts, conveyances, transfers, assignments, and assurances that are necessary for the better assuring, conveying and confirming unto the Buyer the entire right, title and interest of the Seller in the Assets.

     4. Power of Attorney. The Seller hereby constitutes and appoints Buyer, its successors and assigns, and each of them, the true and lawful attorney of the Seller, with full power of substitution, in the name of the Buyer or in the name and stead of the Seller, but on behalf of and for the benefit of the Buyer, its successors and assigns:

         (a) to collect, demand and receive any and all Assets transferred hereunder and to give receipts and releases for and in respect of the same;

         (b) to institute and prosecute in the Seller's name or otherwise, at the expense and for the benefit of the Buyer any and all actions, suits or proceedings, at law, in equity or otherwise, which the Buyer may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Assets hereby sold and assigned to the Buyer or intended so to be, to defend or compromise any and all such actions, suits or proceedings in respect of any of such Assets, and to do all such acts and things in relation thereto as the Buyer shall deem advisable for the collection or reduction to possession of any of such Assets;

         (c) to take any and all other reasonable action designed to vest more fully in the Buyer the Assets hereby sold and assigned to the Buyer or intended so to be and in order to provide for the Buyer the benefit, use, enjoyment and possession of such Assets; and

         (d) to do all reasonable acts and things in relation to the Assets sold and assigned hereunder.

     The Seller acknowledges that the foregoing powers are coupled with an interest and shall be irrevocable by them or upon their subsequent dissolution or in any manner or for any reason. The Buyer shall be entitled to retain for its own account any amounts collected pursuant to the foregoing powers, including any amounts payable as interest with respect thereto.

     5. No Third Party Beneficiaries. This Bill of Sale and Assignment shall be binding upon the Seller, its successors and permitted assigns and shall inure solely to the benefit of the Buyer, its successors and permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other person, any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Bill of Sale and Assignment.

     6. Severability. If any term or other provision of this Bill of Sale and Assignment is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Bill of Sale and Assignment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to the Seller or to the Buyer.

     7. Governing Law. This Bill of Sale and Assignment shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State (without regard to conflicts of law provisions thereof).

     IN WITNESS WHEREOF, this Bill of Sale and Assignment has been executed by the Seller as of the date first above written.

                               THE SELLER:

                               IW HOLDINGS, INC.

                               By:  /s/ Mark E. Wilson
                                    ________________________________
                                    Name Printed:  Mark E. Wilson
                                    Title:  Executive Vice President


                               THE BUYER:

                               INTERWORLD HOLDINGS, L.L.C.

                               By:  /s/ Robert S. Weis, Jr.
                                    __________________________________
                                    Name Printed:  Robert S. Weis, Jr.
                                    Title:  Manager

                                                          EXHIBIT C

                            ASSUMPTION AGREEMENT

          THIS ASSUMPTION AGREEMENT, dated September 9, 2004 (this "Agreement"), is between IW Holdings, Inc., a Delaware corporation (the "Seller"), and InterWorld Holdings, LLC, a Delaware limited liability company (the "Buyer"). Unless otherwise defined herein, capitalized terms shall be used herein as defined in the Asset Purchase Agreement (as defined below).

          WHEREAS, the Seller and the Buyer have entered into that certain Asset Purchase Agreement, dated as of September 9, 2004 (the "Asset Purchase Agreement"); and

          WHEREAS, pursuant to the Asset Purchase Agreement, the Buyer has agreed to assume, pay, perform and discharge when due, any and all of the Assumed Liabilities; and

          WHEREAS, the execution and delivery of this Agreement by the Buyer is a condition to the obligations of the Seller to consummate the transactions contemplated by the Asset Purchase Agreement.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants set forth in the Asset Purchase Agreement and hereinafter set forth, the Buyer and the Seller hereby agree as follows:

          1.  Assumption of Liabilities.
              _________________________

             (a) The Buyer hereby assumes, and agrees to pay, perform and discharge when due, all of the Assumed Liabilities, (the "Assumed
Liabilities").

             (b) For the avoidance of doubt, the Buyer does not assume, or agree to pay, perform or discharge when due, any liabilities of the Seller other than the Assumed Liabilities.

          2. Assignment. This Agreement may not be assigned by operation of law or otherwise without the express written consent of the Seller and the Buyer (which consent may be granted or withheld in the sole discretion of the Seller or the Buyer).

          3. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their successors and permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other person, including, without limitation, any union or any employee or former employee of the Seller, any legal or equitable right, benefit or remedy of any nature whatsoever, including, without limitation, any rights or employment for any specified period, under or by reason of this Agreement.

          4. Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, the Seller and the Buyer.

          5. Waiver. Any party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered by the other parties pursuant hereto or (c) waive compliance with any of the agreements of the other parties or conditions to such parties' obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the parties to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any such rights.

          6. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

          7. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

          8. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State (without regard to conflicts of law provisions thereof).

          IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first above written.

                                  THE SELLER:

                                  IW HOLDINGS, INC.

                                  By:  /s/ Mark E. Wilson
                                       _____________________________
                                       Name Printed:  Mark E. Wilson
                                       Title:  Executive Vice President


                                  THE BUYER:

                                  INTERWORLD HOLDINGS, L.L.C.

                                  By:  /s/ Robert S. Weis, Jr.
                                       __________________________________
                                       Name Printed:  Robert S. Weis, Jr.
                                       Title:  Manager